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    As filed with the Securities and Exchange Commission on August 11, 2003
                                                      Registration No. 033-84228
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                        POST-EFFECTIVE AMENDMENT NO. 1 TO

                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             COLORADO MEDTECH, INC.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

           COLORADO                                        0731006
---------------------------------           ------------------------------------
  (State or Other Jurisdiction                        (I.R.S. Employer
of Incorporation or Organization)                    Identification No.)


345 S. FRANCIS STREET, UNIT F
P.O. BOX 819
LONGMONT, COLORADO                                                    80502-0819
----------------------------------------                              ----------
(Address of Principal Executive Offices)                              (Zip Code)

                                 BRUCE L. ROGERS
                                    PRESIDENT
                             COLORADO MEDTECH, INC.
                          345 S. FRANCIS STREET, UNIT F
                                  P.O. BOX 819
                          LONGMONT, COLORADO 80502-0819
                                 (303) 530-2660
 (Name, Address and Telephone Number, Including Area Code, of Agent for Service)

                                   Copies to:

                             GEORGE A. HAGERTY, ESQ.
                             HOGAN & HARTSON L.L.P.
                          ONE TABOR CENTER, SUITE 1500
                             1200 SEVENTEENTH STREET
                             DENVER, COLORADO 80202
                                 (303) 899-7300

Approximate Date Of Commencement Of Proposed Sale To The Public: Not Applicable.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box. [___]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [___]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [___]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [___]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [___]


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                       DEREGISTRATION OF UNSOLD SECURITIES


     This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-3 (File No. 033-84228) (the "Registration Statement") of Colorado MEDtech, Inc. (the "Company") pertaining to 375,000 shares of the Company's common stock, no par value per share ("Common Stock"), which was filed with the Securities and Exchange Commission and became effective on September 28, 1994. The Registration Statement registered 375,000 shares of Common Stock for sale by selling shareholders of the Company. The Company, CIVCO Holding, Inc. ("Holding") and CMT Mergerco, Inc. ("Mergerco"), a wholly-owned subsidiary of Holding, entered into an Agreement and Plan of Merger (the "Merger Agreement"), dated as of March 12, 2003, as amended on May 20, 2003, pursuant to which Mergerco merged with and into the Company, with the Company surviving as a wholly-owned subsidiary of Holding (the "Merger"). The Merger became effective on July 18, 2003 upon filing of the Certificate of Merger with the Secretary of State of the State of Colorado.

     As a result of the Merger, the offering pursuant to the Registration Statement has been terminated. In accordance with an undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities which remain unsold at the termination of the offering, the Company hereby removes from registration the securities of the Company registered but unsold under the Registration Statement.






                                      - 2 -





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                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Longmont, State of Colorado on July 28, 2003.

                                        COLORADO MEDTECH, INC.

                                        By: /s/ BRUCE L. ROGERS
                                           -------------------------------------
                                           Bruce L. Rogers
                                           President

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 has been signed on July 28, 2003 by the following persons in the capacities indicated:

SIGNATURE                                   TITLE


/s/ BRUCE L. ROGERS            President and Director
----------------------------   (Principal Executive Officer)
Bruce L. Rogers

/s/ DAVID L. KESSENICH         Vice President, Treasurer, Secretary and Director
----------------------------   (Principal Financial and Accounting Officer)
David L. Kessenich